Exhibit 23.1



        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-144122 and 333-167570) of The InterGroup Corporation of our report dated September 24, 2010, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California
September 24, 2010